Agreement and Plan of Merger

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) dated as of October 13, 2011, is by, between, and among United Community Mortgage Corporation, a New Jersey corporation (“UCMC”), a wholly owned subsidiary of Prime Source Mortgage, Inc., a Texas corporation (“PSMI”), PSMI’s parent, PSM Holdings, Inc., a Nevada corporation (“PSMH”), Iowa Mortgage Professionals, Inc., an Iowa corporation (“IMP”), and its shareholder, Randall C. Stevens, an individual residing in the State of Iowa (the “Shareholder”). Certain capitalized terms used in this Agreement are defined in ARTICLE XII of this Agreement.

WITNESSETH:

WHEREAS, PSMH desires to acquire IMP, and IMP desires to be acquired by PSMH through the merger of IMP with and into UCMC, with UCMC being the surviving entity pursuant to the terms hereinafter set forth, and pursuant to which the Shareholder would receive shares of PSMH in exchange for all of the outstanding shares of IMP (the “Merger”);

WHEREAS, the respective Boards of Directors of PSMH, UCMC, and IMP, have approved and declared advisable the Merger upon the terms and subject to the conditions of this Agreement, and in accordance with the New Jersey Business Corporation Act (the “New Jersey Act”) in the case of UCMC, the Iowa Business Corporation Act (the “Iowa Act”) in the case of IMP, and the Nevada Revised Statutes (the “NRS”) in the case of PSMH;

WHEREAS, the respective Boards of Directors of PSMH, UCMC, and IMP have determined that the Merger is in furtherance of and consistent with their respective business strategies and is in the best interest of their respective shareholders, as applicable;

WHEREAS, PSMH as the issuer of shares to the Shareholder, PSMI as the sole shareholder of UCMC, and the Shareholder, as the sole shareholder of IMP, have each approved this Agreement and the Merger;

WHEREAS, UCMC has made application for licensing in the State of Iowa;

WHEREAS, UCMC desires to employ Randal C. Stevens and he wishes to accept employment with UCMC under the terms and conditions set forth in this Agreement; and

WHEREAS, the parties hereto each intends, for federal income tax purposes, that the Merger contemplated hereby constitute a reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.
ADOPTION OF AGREEMENT

1.1           The Merger.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2 herein), in accordance with the relevant provisions of the Iowa Act and the New Jersey Act, IMP shall be merged with and into UCMC, and UCMC shall be the surviving entity of the Merger (the “Surviving Corporation”). Upon completion of the Merger, the existence of IMP shall cease at the Effective Time as a consequence of the Merger.

1.2           Effective Date and Time of Merger.  Upon the terms and subject to the conditions hereof, as soon as practicable after the satisfaction or waiver of the conditions set forth in ARTICLE VII and ARTICLE VIII of this Agreement, Articles of Merger (the “Articles of Merger”) shall be executed and delivered to the Iowa Secretary State in accordance with Section 490.1106 of the Iowa Act and to the New Jersey Secretary of State in accordance with Section 14A:10-4.1 of the New Jersey Act, and Articles of Exchange (the “Articles of Exchange”) shall be filed with the Nevada Secretary of State in accordance with Section 92A.200 of the NRS.  The time of filing of the last of these documents shall be the “Effective Time”, and the date of such filing shall be the “Effective Date”.  Notwithstanding the foregoing, for accounting purposes, the parties may designate an effective date other than the Effective Date.

1.3           Surviving Corporation.  Following the Merger, UCMC shall continue to exist under and be governed by the laws of the State of New Jersey and shall be the Surviving Corporation.

1.4           Effect of Merger.  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Iowa Act and the New Jersey Act.  Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers, and franchises of IMP shall vest in the Surviving Corporation.

1.5           Articles of Incorporation of Surviving Corporation.  The Articles of Incorporation of UCMC, as in effect at the Effective Time, shall continue in full force and effect, and shall be the Articles of Incorporation of the Surviving Corporation.

1.6           Bylaws of Surviving Corporation.  The Bylaws of UCMC, as in effect at the Effective Time, shall continue in full force and effect, and shall be the Bylaws of the Surviving Corporation.

1.7           Directors and Officers of Surviving Corporation.  The directors of UCMC immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.  The officers of UCMC immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

ARTICLE II.
PLAN OF MERGER

2.1           Conversion of IMP Shares.  At the Effective Time all of the outstanding shares of common stock of IMP (the “IMP Shares”), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 1,285,714 shares of common stock, par value $0.001 per share, of PSMH (the “PSMH Common Stock”).  All converted IMP Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate (or electronic register) representing that number of shares of PSMH Common Stock into which such shares of IMP Shares were converted in the Merger pursuant to this Agreement (the “PSMH Shares”).

2.2           Manner of Conversion of Shares of IMP.  The manner of converting the IMP Shares into shares of PSMH Common Stock in accordance with Section 2.1 above shall be as follows:

(a)           From and after the Effective Time, PSMH (either directly or through its transfer agent) shall act as exchange agent in effecting the conversion of IMP Shares pursuant to Section 2.1 hereof.  PSMH will issue, or cause to be issued by the transfer agent, certificates representing the PSMH Shares issued to the Shareholder in connection with the Merger.  PSMH (either directly or through its transfer agent) shall cause certificates representing the PSMH Shares to be distributed to the Shareholder, all in accordance with the provisions of this ARTICLE II.  The shares of common stock which prior to the Effective Time represented outstanding shares of IMP shall forthwith be canceled.

(b)           Shareholder shall, for all purposes, be deemed to be a shareholder of PSMH, as of the Effective Time, irrespective of whether he has received his certificate representing PSMH Shares.

2.3           Restricted Stock.  The PSMH Common Stock to be issued pursuant to the Merger shall not have been registered and shall be characterized as “restricted securities” under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act only in certain limited circumstances.  Each certificate evidencing PSMH Common Stock to be issued pursuant to the Merger shall bear an appropriate restrictive legend in accordance with Rule 144 under the Securities Act.

2.4           Amendment of Plan of Merger. This plan of merger as set forth in this Agreement (the “Plan of Merger”) may be amended prior to filing the Articles of Merger with the Iowa Secretary of State, provided that subsequent to approval of this Agreement and the Plan of Merger by the Shareholder, this Agreement and the Plan of Merger shall not be amended to change any of the following: (i) the amount or kind of shares or other securities, interests, obligations, rights to acquire shares or other securities, cash, or other property to be received by the Shareholder pursuant to this Agreement and Plan of Merger; (ii) the articles of incorporation of any corporation, or the organizational documents of any other entity, that will survive or be created as a result of the merger, except for changes permitted by Section 490.1005 of the Iowa Act or by comparable provisions of the laws under which the foreign corporation or other entity is organized or governed; or any of the other terms or conditions of this Agreement or the Plan of Merger if the change would adversely affect the Shareholder in any material respect.

ARTICLE III.
CLOSING

3.1           Closing Date.  The closing of the Merger and the consummation of the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of legal counsel for PSMH, at 1656 Reunion Avenue, Suite 250, South Jordan, Utah, at 10:00 a.m., mountain time, on the later of November 1, 2011, and as soon as practicable after the satisfaction or waiver of the conditions set forth in ARTICLE VII and ARTICLE VIII of this Agreement, or such other date, time and place as each of the parties hereto may otherwise agree in writing (the “Closing Date”).  The parties agree to make the effective date of the Closing November 1, 2011, for accounting purposes.  If a party hereto is not in attendance at the Closing, Closing may be held by conference call and delivery of the stock certificate representing the PSMH Shares and signed agreements shall be forwarded via Federal Express to the address set forth in this Agreement or such other address that the party has provided to counsel for PSMH.

3.2           Execution of Exchange Documents.  On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Articles of Merger with the Iowa Secretary of the State and the New Jersey Secretary of State, and the filing of the Articles of Exchange with the Nevada Secretary of State, together with any required or related certificates in such form as required by, and executed in accordance with, the relevant provisions of the Iowa Act, the New Jersey Act, or the NRS.  The Merger shall be effective as of the Effective Time.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF IMP AND THE SHAREHOLDER

Each of IMP and the Shareholder, jointly and severally, represents and warrants to PSMH and UCMC that all of the statements contained in this ARTICLE IV are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except as otherwise provided in this Agreement.

4.1           Due Organization; Foreign Qualification.  IMP is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted.  True, correct and complete copies of the Articles of Incorporation and bylaws of IMP have been delivered to PSMH and UCMC.  IMP does not have any wholly or partially owned subsidiaries and does not own any economic, voting or management interests in any other Person.  The Shareholder is, and will be at Closing, the sole shareholder of IMP. IMP is duly qualified to conduct business and is in good standing as a foreign entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in or cause an IMP Material Adverse Effect.

4.2           Due Authorization.  Each of IMP and the Shareholder has full power and authority to enter into this Agreement, the Articles of Merger, and the Articles of Exchange, as applicable, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by IMP of this Agreement have been duly and validly approved and authorized by the Shareholder, and, other than the Shareholder Approval, no other actions or proceedings on the part of IMP are necessary to authorize this Agreement, the Articles of Merger, the Articles of Exchange and the transactions contemplated hereby and thereby.  IMP and the Shareholder have duly and validly executed and delivered this Agreement.  This Agreement constitutes the legal, valid and binding obligation of IMP and the Shareholder, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3           Consents; Non-Contravention.

(a)           Except for the filing of the Articles of Merger with the Iowa and New Jersey Secretaries of State and the Articles of Exchange with the Nevada Secretary of State, filings required by applicable federal and state securities laws, and the requirement to obtain Shareholder Approval, no Permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement, is necessary in connection with the execution, delivery and performance by IMP and the Shareholder of this Agreement or the Articles Merger or Articles of Exchange, or the consummation of the transactions contemplated hereby or thereby, or for the lawful continued operation by UCMC following the Effective Time of the business currently conducted by IMP.

(b)           Except as would not result in or cause an IMP Material Adverse Effect, the execution, delivery and performance by IMP of this Agreement, the Articles of Merger do not and will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any material Contract or Permit; (iii) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of IMP under any material Contract to which IMP is a party or by which IMP or any of its assets or properties are bound; (iv) permit the acceleration of the maturity of any indebtedness of IMP or indebtedness secured by IMP’s assets or properties; (v) violate or conflict with any provision of the Articles of Incorporation or bylaws of IMP; or (vi) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any creditor or equity holder of IMP except as provided for in this Agreement.

4.4           Capitalization.  The authorized capital stock of IMP consists of 100,000 shares of IMP Common Stock and no shares of any other class of common or preferred stock.  There are issued and outstanding 500 shares of IMP Common Stock.  The Shareholder is the sole owner of record and sole beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all of the outstanding equity securities of IMP.  All of the issued and outstanding shares of IMP Common Stock are validly issued, fully paid and non-assessable and the issuance thereof was not subject to preemptive rights or was issued in compliance therewith.  No shares of IMP’s capital stock are subject to preemptive rights or any other similar rights or any Liens or encumbrances suffered or permitted by IMP; (ii) there are no outstanding debt securities; (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of IMP, or contracts, commitments, understandings or arrangements by which IMP is or may become bound to issue additional shares of capital stock of IMP or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of IMP; (iv) there are no agreements or arrangements under which IMP is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities of IMP which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which IMP is or may become bound to redeem a security of IMP; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares as described in this Agreement; (vii) IMP does not have any stock appreciation rights plans or agreements or any similar plan or agreement; and (viii) there is no dispute as to the class of any shares of IMP’s capital stock.

4.5           Financial Statements.  Copies of the audited financial statements for the years ended December 31, 2010 and 2009 (the “IMP Financial Statements”), have been provided to PSMH and UCMC.  The IMP Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be otherwise indicated in the audited IMP Financial Statements or the notes thereto) and fairly present in all material respects the financial position of IMP as of and for the dates thereof and the results of operations and cash flows for the periods then ended.  A reasonable time prior to Closing, IMP shall deliver unaudited interim financial statements for the nine months ended September 30, 2011 and 2010.

4.6           Liabilities.  Except as set forth in Schedule 4.6, there are no material liabilities of IMP, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of IMP, its agents or servants occurring prior to the period covered by the IMP Financial Statements which are not disclosed by or reflected in the IMP Financial Statements.  To the Knowledge of IMP and the Shareholder, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of IMP.

4.7           Material Changes; Undisclosed Events, Liabilities or Developments.  Since the period covered by the IMP Financial Statements, except as specifically disclosed in Schedule 4.7, (i) there has been no event, occurrence or development that has had or that could reasonably be expected, individually or in the aggregate, to result in or cause an IMP Material Adverse Effect, (ii) IMP has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (iii) IMP has not altered its method of accounting, (iv) IMP has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) IMP has not issued any equity securities to any officer, director or Affiliate.  Except for the transactions contemplated by this Agreement or as set forth on Schedule 4.7, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to IMP or its business, prospects, properties, operations, assets or financial condition that would result in or cause an IMP Material Adverse Effect.  IMP has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or similar law nor does IMP or the Shareholder have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or similar proceedings.

4.8           Taxes.  All federal, state, foreign, county, and local income, withholding, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by IMP, and there are no unpaid taxes which are, or could become a Lien on the properties and assets of IMP, except as provided for in the IMP Financial Statements, or have been incurred in the normal course of business of IMP since that date.  All tax returns of any kind required to be filed have been filed and the taxes paid.  There are no disputes as to taxes of any nature payable by IMP.

4.9           Environmental Laws.  IMP (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have or cause, individually or in the aggregate, an IMP Material Adverse Effect.

4.10           Compliance.  Neither IMP nor the Shareholder: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by IMP or the Shareholder under), nor has IMP or the Shareholder received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it or he is a party or by which it or he or any of their properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the mortgage industry, except in each case as could not have or reasonably be expected to result in or cause an IMP Material Adverse Effect.

4.11           Regulatory Permits.  IMP possess all certificates, authorizations and Permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the IMP Financial Statements, except where the failure to possess such Permits could not reasonably be expected to result in or cause an IMP Material Adverse Effect (“IMP Material Permits”), and neither IMP nor the Shareholder has received any notice of proceedings relating to the revocation or modification of any IMP Material Permit.  Schedule 4.11 sets forth a complete list of each IMP Material Permit.

4.12           Title to Assets.  IMP has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of IMP, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by IMP and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by IMP are held by it under valid, subsisting and enforceable leases with which IMP is in compliance.  Set forth in Schedule 4.12 is a list of all material real and personal properties owned or leased by IMP.

4.13           Patents and Trademarks.  IMP has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have or cause an IMP Material Adverse Effect (collectively, the “IMP Intellectual Property Rights”).  IMP has not received a notice (written or otherwise) that any of the IMP Intellectual Property Rights used by IMP violates or infringes upon the rights of any Person.  To the knowledge of IMP and the Shareholder, all such IMP Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the IMP Intellectual Property Rights.  IMP has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have or cause an IMP Material Adverse Effect.

4.14           Insurance.  IMP is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which IMP is engaged.  IMP has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

4.15           Litigation.  There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of IMP and the Shareholder, threatened against IMP or any of its properties or businesses, and neither IMP nor the Shareholder has any Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing.  Neither IMP nor Shareholder is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority.  Neither IMP nor Shareholder has entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which IMP or its properties or business has any continuing obligation.  There are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of IMP or the Shareholder, threatened by or against IMP or the Shareholder with respect to this Agreement, the Articles of Merger, or in connection with the transactions contemplated hereby or thereby, and IMP and the Shareholder have no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

4.16           Labor Relations.  No material labor dispute exists or, to the knowledge of IMP, is imminent with respect to any of the employees of IMP, which could reasonably be expected to result in or cause an IMP Material Adverse Effect.  None of IMP’s employees is a member of a union that relates to such employee’s relationship with IMP, and IMP is not a party to a collective bargaining agreement, and IMP reasonably believes that its relationship with its employees is good.  No executive, to the Knowledge of IMP, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive does not subject IMP to any liability with respect to any of the foregoing matters.  IMP is in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have or cause an IMP Material Adverse Effect.

4.17         Reorganization Treatment.

(a)           Assets.  At the Effective Time, IMP will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Effective Time.  For purposes of this representation, amounts used by IMP or the Surviving Corporation to pay Merger expenses, in each case, will be treated as constituting assets of IMP immediately prior to the Effective Time.

(b)           Liabilities.  At the Effective Time, PSMH or UCMC agrees to reimburse IMP for all expenses incurred in normal business operations for the period of October 1, 2011, through the Effective Time. The parties agree these expenses were incurred as a result to generate future receivables that shall be received by PSMH or UCMC after the Effective Time. PSMH or UCMC agrees to reimburse this amount within 30 days of the Effective Time. PSMH or UCMC agree to assume all ongoing liabilities related to the normal business of IMP, including those extending beyond the Effective Time. IMP shall provide a complete listing of all such liabilities, including those accruing after the Effective Time, prior to the Closing Date on Schedule 4.17B.

(c)           Existing Contracts. The parties acknowledge IMP currently has a loan processing contract with Inland-Global, Inc., wherein Inland-Global, Inc., provides loan processing services at a contract rate to loan officers who will become PSMH or UCMC employess after the merger. PSMH and UCMC agree to continue this contract with Inland-Global, Inc., for a period of at least two (2) years.

(d)           Accrued Receivables and Accrued Bonus. All fees generated for any loan executed during the month of October, but for which funding does not occur until after the Closing Date, shall remain the property of IMP. These loans and fees will be disclosed on Schedule 4.17D. The parties agree to take the necessary steps to have such fees transferred upon funding. In addition, any bonuses for production during the month of October, even if remunerated after the Closing Date, shall remain the property of IMP. The parties agree to take the necessary steps to have such bonuses transferred upon payment.

(e)           Business.  IMP currently conducts a business.  Such business is IMP’s “historic business” within the meaning of Treasury Regulations Section 1.368-1(d), and no assets of IMP have been sold, transferred, or otherwise disposed of that would prevent PSMH and UCMC from continuing the “historic business” of IMP or from using a “significant portion” of IMP’s “historic business assets” in a business following the Merger, as such terms are used in Treasury Regulations Section 1.368-1(d).

(f)           Investment Company.  IMP is not an “investment company” as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

(g)           Redemptions and Distributions.  Neither IMP nor any person related to IMP within the meaning of Treasury Regulations Sections 1.368-1(e)(3), (e)(4) and (e)(5) has purchased, redeemed or otherwise acquired, or made any distributions with respect to, any of IMP’s stock prior to or in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

(h)           Dividends.  At the Effective Time, there will be no accrued but unpaid dividends on IMP Common Stock.

(i)           Control.  In the Merger, stock of IMP representing “control” of IMP (within the meaning of Section 368(c) of the Code) will be exchanged solely for “voting stock” of PSMH (within the meaning of Sections 368(a)(1)(B) and (2)(E) of the Code).

4.18           Brokers.  Neither IMP or the Shareholder nor any of their agents or representatives has retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

4.19           Management Approval.  The management of IMP, by unanimous written consent, duly adopted resolutions: (a) approving and declaring advisable this Agreement, the Merger and the transactions contemplated hereby; (b) determining that the terms of the Merger are fair to and in the best interests of IMP and its shareholders; (c) recommending that the sole shareholder of IMP approve and adopt this Agreement and the Merger; and (d) adopting this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

4.20           Disclosure.  All of the disclosure furnished by or on behalf of IMP or the Shareholder to either PSMH or UCMC regarding IMP, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V.
REPRESENTATIONS OF PSMH AND UCMC

PSMH and UCMC, severally and not jointly, represent and warrant to IMP and the Shareholder that all of the statements contained in this ARTICLE V are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except as otherwise provided in this Agreement.

5.1           Due Incorporation; Foreign Qualification.  PSMH is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted.  UCMC is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted.  True, correct and complete copies of the Articles of Incorporation and Bylaws of PSMH and UCMC have been delivered to IMP and the Shareholder.  PSMH has only one subsidiary, namely PSMI, which has only one subsidiary, namely UCMC and except for ownership of PSMI by PSMH, neither PSMH nor UCMC owns any economic, voting or management interests in any other Person.  Each of PSMH and UCMC is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in or cause a PSMH Material Adverse Effect.

5.2           Due Authorization.  Each of PSMH and UCMC has full power and authority to enter into this Agreement, the Articles of Merger, and the Articles of Exchange, as applicable, and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by PSMH and UCMC of this Agreement have been duly and validly approved and authorized by the Board of Directors of each entity, and, other than the Shareholder Approval, no other actions or proceedings on the part of PSMH or UCMC are necessary to authorize this Agreement, the Articles of Merger, the Articles of Exchange and the transactions contemplated hereby and thereby.  PSMH and UCMC have duly and validly executed and delivered this Agreement.  This Agreement constitutes the legal, valid and binding obligation of PSMH and UCMC, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3           Consents; Non-Contravention.

(a)           Except for compliance with the banking Laws of the State of Iowa with regard to the change of ownership of IMP, the filing of the Articles of Merger with the Iowa Secretary of State and the Articles of Exchange with the Nevada Secretary of State, filings required by applicable federal and state securities laws, and the requirement to obtain Shareholder Approval, no Permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement, is necessary in connection with the execution, delivery and performance by PSMH and UCMC of this Agreement or the Articles Merger or Articles of Exchange, or the consummation of the transactions contemplated hereby or thereby.

(b)           Except as would not result in or cause a PSMH Material Adverse Effect, the execution, delivery and performance by PSMH and UCMC of this Agreement, the Articles of Merger and the Articles of Exchange do not and will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any material Contract or Permit; (iii) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of PSMH or UCMC under any material Contract to which PSMH or UCMC is a party or by which PSMH, UCMC, or any of their assets or properties are bound; (iv) permit the acceleration of the maturity of any indebtedness of PSMH or UCMC or indebtedness secured by such entity’s assets or properties; (v) violate or conflict with any provision of the Articles of Incorporation or Bylaws of PSMH or UCMC; or (vi) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any creditor or equity holder of PSMH or UCMC, except as provided for in this Agreement.

5.4           Capitalization.  The authorized capital stock of PSMH consists of 100,000,000 shares of PSMH Common Stock and 10,000,000 shares of preferred stock.  As of the date of this Agreement, there are issued and outstanding 24,118,207 shares of PSMH Common Stock and no shares of preferred stock.  PSMH is the sole owner of record and sole beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all of the outstanding equity securities of PSMI.  PSMI is the sole owner of record and sole beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all of the outstanding equity securities of UCMC.  All of the issued and outstanding shares of PSMH Common Stock are validly issued, fully paid and non-assessable and the issuance thereof was not subject to preemptive rights or was issued in compliance therewith.  Except as set forth in the SEC Reports, (i) no shares of PSMH’s capital stock are subject to preemptive rights or any other similar rights or any Liens or encumbrances suffered or permitted by PSMH; (ii) there are no outstanding debt securities; (iii) there are no outstanding shares of capital stock, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of PSMH, or contracts, commitments, understandings or arrangements by which PSMH is or may become bound to issue additional shares of capital stock of PSMH or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of PSMH; (iv) there are no agreements or arrangements under which PSMH is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities of PSMH which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which PSMH is or may become bound to redeem a security of PSMH; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the shares as described in this Agreement; (vii) PSMH does not have any stock appreciation rights plans or agreements or any similar plan or agreement; and (viii) there is no dispute as to the class of any shares of PSMH’s capital stock.  Notwithstanding the foregoing, PSMH is in discussions with, and in some cases has entered into binding agreements to acquire, additional target companies, which may result in the obligation to issue additional shares of its common stock for such prospective acquisitions.

5.5           SEC Reports; Financial Statements.  PSMH has filed all reports, schedules, forms, statements and other documents required to be filed by PSMH under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as PSMH was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  Notwithstanding the forgoing, PSMH has not filed the financial statements and pro forma financial information of certain acquisitions required pursuant to Item 9.01 of Form 8-K, which items are not yet due pursuant to the extension granted by Paragraphs (a)(4) and (b)(2) of Item 9.01 of Form 8-K.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of PSMH included in the SEC Reports (the “PSMH Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in the PSMH Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the PSMH on a consolidated basis as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

5.6           Liabilities.  Except as set forth in Schedule 5.6, there are no material liabilities of PSMH, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of PSMH, its agents or servants occurring prior to the period covered by the PSMH Financial Statements which are not disclosed by or reflected in the PSMH Financial Statements.  To the Knowledge of PSMH, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of PSMH.

5.7           Material Changes; Undisclosed Events, Liabilities or Developments.  Since the period covered by the PSMH Financial Statements, except as specifically disclosed in the SEC Reports or  Schedule 5.7, (i) there has been no event, occurrence or development that has had or that could reasonably be expected, individually or in the aggregate, to result in or cause a PSMH Material Adverse Effect, (ii) PSMH has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) PSMH has not altered its method of accounting, (iv) PSMH has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) PSMH has not issued any equity securities to any officer, director or Affiliate.  Except for the transactions contemplated by this Agreement or as set forth on Schedule 5.7, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to PSMH or its business, prospects, properties, operations, assets or financial condition that would result in or cause a PSMH Material Adverse Effect.  PSMH has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or similar law nor does PSMH have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or similar proceedings.

5.8           Taxes.  All federal, state, foreign, county, and local income, withholding, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by PSMH, and there are no unpaid taxes which are, or could become a Lien on the properties and assets of PSMH, except as provided for in the PSMH Financial Statements, or have been incurred in the normal course of business of PSMH since that date.  All tax returns of any kind required to be filed have been filed and the taxes paid.  There are no disputes as to taxes of any nature payable by PSMH.

5.9           Environmental Laws.  Each of PSMH and UCMC (i) is in compliance with any and all Environmental Laws; (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have or cause, individually or in the aggregate, an IMP Material Adverse Effect.

5.10           Compliance.  Neither PSMH nor UCMC: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by PSMH or UCMC under), nor has PSMH or UCMC received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it or he is a party or by which it or he or any of their properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the mortgage industry, except in each case as could not have or reasonably be expected to result in or cause a PSMH Material Adverse Effect.

5.11           Regulatory Permits.  Except as set forth in Schedule 5.11, PSMH and UCMC possess all certificates, authorizations and Permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports, except where the failure to possess such Permits could not reasonably be expected to result in or cause a PSMH Material Adverse Effect (“PSMH Material Permits”), and neither PSMH nor UCMC has received any notice of proceedings relating to the revocation or modification of any PSMH Material Permit.

5.12           Title to Assets.  Each of PSMH and UCMC has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of PSMH or UCMC, as applicable, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by such entity and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by either PSMH or UCMC are held by it under valid, subsisting and enforceable leases with which such entity is in compliance.

5.13           Patents and Trademarks.  Each of PSMH and UCMC has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business and which the failure to so have could have or cause a PSMH Material Adverse Effect (collectively, the “PSMH Intellectual Property Rights”).  Neither PSMH nor UCMC has received a notice (written or otherwise) that any of the PSMH Intellectual Property Rights used by either PSMH or UCMC violates or infringes upon the rights of any Person.  To the knowledge of PSMH and UCMC, all such PSMH Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the PSMH Intellectual Property Rights.  Each of PSMH and UCMC has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have or cause a PSMH Material Adverse Effect.

5.14           Insurance.  Each of PSMH and UCMC is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which PSMH or UCMC, as applicable, is engaged.  Neither PSMH nor UCMC has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

5.15           Litigation.  There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of PSMH or UCMC, threatened against PSMH or UCMC or any of their officers or directors in their capacity as such, or any of their properties or businesses, and neither PSMH nor UCMC has any Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing.  Neither PSMH nor UCMC is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority.  Neither PSMH nor UCMC has entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which either PSMH or UCMC or their properties or business has any continuing obligation.  There are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of PSMH or UCMC, threatened by or against either PSMH or UCMC with respect to this Agreement, the Articles of Merger or the Articles of Exchange, or in connection with the transactions contemplated hereby or thereby, and PSMH and UCMC have no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

5.16           Labor Relations.  No material labor dispute exists or, to the knowledge of PSMH or UCMC, is imminent with respect to any of the employees of PSMH or UCMC, which could reasonably be expected to result in or cause a PSMH Material Adverse Effect.  None of PSMH or UCMC’s employees is a member of a union that relates to such employee’s relationship with PSMH or UCMC, and neither PSMH nor UCMC is a party to a collective bargaining agreement, and PSMH and UCMC reasonably believe that their relationship with their employees is good.  No executive officer, to the Knowledge of PSMH or UCMC, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject either PSMH or UCMC to any liability with respect to any of the foregoing matters.  Each of PSMH and UCMC is in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have or cause a PSMH Material Adverse Effect.

5.17         Reorganization Treatment.

(a)           Intention Regarding IMP.  Neither PSMH nor UCMC has any plan or intention: (i) to liquidate the Surviving Corporation; (ii) to merge the Surviving Corporation into another corporation; (iii) to sell or otherwise dispose of any shares of stock of the Surviving Corporation, except for transfers and successive transfers described in Treasury Regulation Section 1.368-2(k) or transfers and successive transfers to one or more corporations controlled in each transfer by the transferor corporation (within the meaning of Section 368(c) of the Code); or (iv) to cause the Surviving Corporation to sell or otherwise dispose of any of its assets, except for (w) dispositions made in the ordinary course of business, (x) transfers and successive transfers described in Treasury Regulation Section 1.368-2(k) or transfers and successive transfers to one or more corporations controlled in each transfer by the transferor corporation (within the meaning of Section 368(c) of the Code), (y) dispositions after which IMP would continue to hold the amount of assets set forth in Section 4.15(a) following the Merger (assuming the correctness of the representation set forth in Section 4.17), or (z) transfers to partnerships that satisfy the provisions of Treasury Regulation Section 1.368-1(d)(4)(iii)(B).

(b)           Intention Regarding PSMH Common Stock.  Neither PSMH or UCMC nor any Person related to PSMH or UCMC within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (e)(4) and (e)(5) has any plan or intention to repurchase, redeem or otherwise acquire any of the stock of PSMH issued to the Shareholders pursuant to this Agreement following the Merger.  Other than pursuant to this Agreement, neither PSMH or UCMC nor any Person related to PSMH or UCMC within the meaning of Treasury Regulation Sections I.368-1(e)(3), (e)(4) and (e)(5) has acquired any IMP Common Stock in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

(c)           Control.  Prior to the Merger, PSMH and PSMI will be in control of UCMC, and following the Merger, PSMH and PSMI will be in control of the Surviving Corporation, within the meaning of Section 368(c) of the Code.  Neither PSMH nor UCMC has any plan or intention to cause the Surviving Corporation, after the Effective Time, to issue additional shares of stock that would result in PSMH or UCMC losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code.

(d)           Business.  Following the Merger, PSMH and UCMC intend to continue the historic business of IMP (or, alternatively, if IMP has more than one line of business, intends to continue at least one significant line of IMP’s historic business) or use a significant portion of IMP’s historic business assets in a business, in a manner consistent with Treasury Regulation Section 1.368-1(d).

(e)           Investment Company.  Neither PSMH nor UCMC is an “investment company” as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

(f)            Dividends.  At the Effective Time, there will be no accrued but unpaid dividends on any stock of PSMH or UCMC.

5.18         Brokers.  Neither PSMH nor UCMC nor any of their agents or representatives has retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement.

5.19         Board Approval.  The Boards of Directors of PSMH and UCMC, by a special meeting duly called and held or by unanimous written consent, duly adopted resolutions: (a) approving and declaring advisable this Agreement, the Merger and the transactions contemplated hereby; (b) determining that the terms of the Merger are fair to and in the best interests of PSMH and UCMC and their respective shareholders; (c) recommending that the shareholders of UCMC approve and adopt this Agreement and the Merger; and (d) adopting this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

5.20           Disclosure.  All of the disclosure furnished by or on behalf of PSMH or UCMC to either IMP or the Shareholder regarding PSMH or UCMC, their businesses and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE VI.
COVENANTS

6.1           Implementing Agreement.  Subject to the terms and conditions hereof, each party hereto shall use its or his commercially reasonable best efforts to take, or cause to be taken, all appropriate action required of it to consummate and make effective the transactions contemplated by this Agreement.

6.2           Access to Information and Facilities; Confidentiality.

(a)           From and after the date of this Agreement, IMP and the Shareholder shall allow PSMH and UCMC and their representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of IMP and shall make the officers and employees of IMP available to PSMH and UCMC and their representatives as either party or its representatives shall from time to time reasonably request.  PSMH and UCMC and their representatives shall be furnished with any and all information concerning IMP, which PSMH or UCMC or their representatives reasonably request and can be obtained by IMP without unreasonable effort or expense.

(b)           From and after the date of this Agreement, PSMH and UCMC shall allow IMP and the Shareholder, and their representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of PSMH and UCMC and shall make the officers and employees of PSMH and UCMC available to IMP, the Shareholder and their representatives as IMP, the Shareholder or their representatives shall from time to time reasonably request.  IMP, the Shareholder and their representatives shall be furnished with any and all information concerning PSMH and UCMC which IMP, the Shareholder or their representatives reasonably request and can be obtained by PSMH or UCMC without unreasonable effort or expense.

(c)           With respect to the information disclosed pursuant to this Section 6.2, the parties shall maintain the confidentiality of any material non-public information furnished by the other Party.

6.3         Preservation of Business.  Subject to the terms of this Agreement, from the date of this Agreement until the Closing Date, each of IMP, PSMH, and UCMC, as the case may be, shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to: (a) preserve intact its present business organization, as the case may be; (b) preserve the good and advantageous relationships of USMC, PSMH, UCMC, as the case may be, with employees and other Persons material to the operation of their respective businesses; and (c) not permit any action or omission within its control which would cause any of the representations or warranties of IMP, the Shareholder, PSMH, or UCMC, as the case may be, contained herein to become inaccurate in any material respect or any of the covenants of IMP, the Shareholder, PSMH, or UCMC, as the case may be, to be breached in any material respect.

6.4         Conduct of Business.  Neither PSMH, UCMC, nor IMP shall engage in any extraordinary transactions affecting the transactions contemplated by this Agreement without the other party or parties’ prior written consent, including, without limitation the following:  (i) the Shareholder shall not transfer or dispose of his IMP Shares, grant any options or rights to such IMP Shares, or in any way encumber the IMP Shares; (ii) IMP shall not issue any equity shares or rights to purchase or instruments convertible into equity interests of IMP; (iii) neither PSMH, UCMC, nor IMP shall pay any dividends or redeem any securities; (iv) neither PSMH, UCMC, nor IMP shall borrow any funds or incur any debt or other obligations; and (v) no party hereto shall take any action which would have a material negative effect on the proposed Merger.

6.5           Certain Notices.  From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of: (a) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; or (b) the failure of IMP, PSMH, or UCMC, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

6.6           Consents and Approvals.

(a)           Each of IMP and the Shareholder shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it or him of this Agreement and the consummation of the transactions contemplated hereby.  IMP and the Shareholder shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of IMP or the Shareholder, as applicable, pursuant to Applicable Law in connection with this Agreement and the transactions contemplated hereby.

(b)           Each of PSMH and UCMC shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby.  PSMH and UCMC shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of PSMH or UCMC pursuant to Applicable Law or otherwise in connection with this Agreement and the transactions contemplated hereby.

6.7           Shareholder Approval.  The Shareholder shall provide Shareholder Approval of the Merger and this Agreement, and the transactions contemplated thereby and hereby, as soon as practicable following the date of this Agreement.  UCMC shall provide Shareholder Approval of the Merger and this Agreement, and the transactions contemplated thereby, as soon as practicable following the date of this Agreement.

6.8           Supplemental Information.  From time to time prior to the Closing, IMP and the Shareholder, on the one hand, and PSMH and UCMC, on the other hand, shall promptly disclose in writing to the other any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the other parties hereto or which would render inaccurate any of the representations, warranties or statements set forth in ARTICLE IV and ARTICLE V, respectively, hereof.

6.9           Access to Management of PSMH and UCMC.  From and after the date of this Agreement and through the Closing, the Shareholder is hereby granted the reasonable opportunity to ask questions of the presidents or other executive officers of PSMH and UCMC and to receive answers concerning the terms and conditions of the transactions contemplated by this Agreement.

6.10           Exclusive Dealing.  From the date of this Agreement until Closing or termination hereof pursuant to Section 11.1, neither IMP nor the Shareholder shall, directly or indirectly, through any representative or otherwise, solicit, negotiate with or in any manner encourage, discuss or accept any proposal of any other person relating to the acquisition of IMP, shares of its capital stock purchased from IMP or the Shareholder, or its assets or business, in whole or in part, whether through direct purchase, merger, consolidation, or other business combination.

6.11           Employment Agreement.  At the Closing, UCMC shall enter into an employment agreement with Randal C. Stevens, in form substantially as set forth in Exhibit A (the “Employment Agreement”). Upon Closing, Randy Stevens shall be the Vice-President of UCMC and Regional Manager for the Iowa Branch and surrounding states including Wisconsin, Minnesota, Nebraska, Illinois and Missouri.

6.12           Board Appointment.  At the Closing, UCMC shall appoint the Shareholder, and the Shareholder shall accept appointment, as a director of UCMC.

6.13           Employee Stock Bonuses.  Prior to Closing the Shareholder and the President of PSMH shall in good faith determine a number of shares to be issued as bonuses to employees and key personnel of IMP after Closing.  Promptly following the Closing, PSMH shall grant the stock bonuses to such employees under the 2002 Stock Option/Stock Issuance Plan, or any similar plan, of PSMH.

6.14           Distribution of Cash at Closing.  At Closing IMP shall distribute to the Shareholder all of its cash on hand, except for $50,000 which shall remain as part of the assets of IMP transferred to UCMC at Closing.

ARTICLE VII.
CONDITIONS PRECEDENT TO OBLIGATIONS OF PSMH AND UCMC

The obligations of PSMH and UCMC under this Agreement are subject to the satisfaction (or waiver by PSMH and UCMC) of the following conditions precedent on or before the Closing Date:

7.1           Representations and Warranties.  Without supplementation after the date of this Agreement, the representations and warranties of IMP and the Shareholder contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

7.2           Compliance with Agreements and Covenants.  IMP and the Shareholder shall have performed and complied in all material respects with all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

7.3           Officer’s and Shareholder’s Certificate.  PSMH and UCMC shall have been furnished with a certificate (dated as of the Closing Date and in form and substance reasonably satisfactory to PSMH and UCMC), executed by the chief executive officer of IMP and by the Shareholder, certifying to the fulfillment of the conditions specified in subsections 7.1 and 7.2 hereof.

7.4           Consents and Approvals.  IMP and the Shareholder shall have received written evidence satisfactory to PSMH and UCMC that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made.

7.5           No Material Adverse Change.  At the Closing Date, there shall have been no material adverse change in the assets, liabilities, prospects, financial condition or business of IMP or the Shareholder.  Between the date of this Agreement and the Closing Date, there shall not have occurred an event that would reasonably be expected to constitute an IMP Material Adverse Effect.

7.6           Actions or Proceedings.  No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which: (a) is likely to constitute an IMP Material Adverse Effect; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

7.7           Approval of Exchange.  The Shareholder shall have approved this Agreement and the Merger contemplated hereby in accordance with the Iowa Act.

7.8           Compliance with Securities Laws.  PSMH and UCMC shall be satisfied that the issuance of the PSMH Common Stock in connection with Merger shall be exempt from registration under Regulation D of the Securities Act and Section 4(2) of the Securities Act and all applicable state securities laws, and that, unless expressly waived by PSMH and UCMC in writing, the Shareholder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act.

ARTICLE VIII.
CONDITIONS PRECEDENT TO OBLIGATIONS OF IMP

The obligations of IMP and the Shareholder under this Agreement are subject to the satisfaction (or waiver by IMP and the Shareholder) of the following conditions precedent on or before the Closing Date:

8.1           Representations and Warranties.  Without supplementation after the date of this Agreement, the representations and warranties of PSMH and UCMC contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

8.2           Compliance with Agreements and Covenants.  PSMH and UCMC shall have performed and complied in all material respects with all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

8.3           Officers’ Certificates.  IMP and the Shareholder shall have been furnished with a certificate (dated as of the Closing Date and in form and substance reasonably satisfactory to IMP and the Shareholder), executed by an executive officer of PSMH and UCMC, certifying to the fulfillment of the conditions specified in subsections 8.1 and 8.2 hereof.

8.4           No Material Adverse Change.  At the Closing Date, there shall have been no material adverse change in the assets, liabilities, financial condition or business of PSMH or UCMC.  Between the date of this Agreement and the Closing Date, there shall not have occurred an event that would reasonably be expected to constitute a PSMH Material Adverse Effect.

8.5           Actions or Proceedings.  No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which: (a) is likely to constitute a PSMH Material Adverse Effect; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

8.6           Approval of Exchange.  UCMC shall have approved this Agreement and the Merger contemplated hereby in accordance with the Iowa Act.

ARTICLE IX.
DELIVERIES AT CLOSING

9.1           IMP and Shareholder Closing Deliveries.  At the Closing, in addition to any other documents or agreements required under this Agreement, IMP and the Shareholder shall deliver to PSMH and UCMC the following:

(a)           Resolutions of the Board of Directors and the shareholders of IMP approving and authorizing the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby, including the Merger;

(b)           The certificate required pursuant to subsection 7.3 hereof

(c)           A legal opinion of IMP legal counsel, substantially in the form of Exhibit B attached hereto;

(d)           The executed Articles of Merger and Articles of Exchange;

(e)           The Employment Agreement duly executed respectively by Mr. Stevens;

(f)           Duly cancelled stock certificate representing all of the outstanding IMP Shares;

(g)           An executed representation form from the Shareholder furnished by counsel for PSMH evidencing compliance with federal and state securities laws by IMP and the Shareholder in form as set for in Exhibit C; and

(h)           All other instruments and documents that PSMH or its counsel, in the reasonable exercise of their reasonable discretion, shall deem to be necessary: (i) to fulfill any obligation required to be fulfilled by IMP or the Shareholder on the Closing Date; and (ii) to evidence satisfaction of any conditions to Closing.

9.2           PSMH and UCMC Closing Deliveries.  At the Closing, in addition to any other documents or agreements required under this Agreement, PSMH and UCMC shall deliver to IMP and the Shareholder the following:

(a)           Resolutions of the Board of Directors of PSMH and UCMC approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger and the Employment Agreement and the appointment of Mr. Stevens as a director of UCMC;

(b)           The certificate required pursuant to subsection 8.3 hereof;

(c)           A legal opinion of PSMH legal counsel, substantially in the form of Exhibit D attached hereto;

(d)           The executed Articles of Merger and Articles of Exchange;

(e)           The Employment Agreement duly executed by UCMC;

(f)           A copy of the license issued by the State of Iowa to UCMC;

(g)           Irrevocable instructions to the transfer agent of PSMH to issue and deliver to the Shareholder at Closing a stock certificate representing the PSMH Shares; and

(h)           All other instruments and documents that IMP or its counsel, in the reasonable exercise of their reasonable discretion, shall deem to be necessary: (i) to fulfill any obligation required to be fulfilled by PSMH or UCMC on the Closing Date; and (ii) to evidence satisfaction of any conditions to Closing.

ARTICLE X.
MUTUAL INDEMNIFICATION

10.1         Indemnification.

(a)           IMP and the Shareholder, jointly and severally, covenant and agree to defend, indemnify and hold harmless PSMH and UCMC, their officers, directors, and each person who controls PSMH or UCMC within the meaning of the Securities Act from and against any damages (including reasonable attorneys’, accountants’, and experts’ fees, disbursements of counsel, and other related costs and expenses) arising out of or resulting from: (A) any inaccuracy in or breach of any representation or warranty made by IMP or the Shareholder in this Agreement; or (B) the failure of IMP or the Shareholder to perform or observe fully any covenant, agreement or provision to be performed or observed by such party pursuant to this Agreement.

(b)           PSMH and UCMC, jointly and severally, covenant and agree to defend, indemnify and hold harmless IMP and the Shareholder, IMP’s officers, directors, and each person who controls IMP within the meaning of the Securities Act from and against any damages (including reasonable attorneys’, accountants’, and experts’ fees, disbursements of counsel, and other related costs and expenses) arising out of or resulting from: (A) any inaccuracy in or breach of any representation or warranty made by PSMH or UCMC in this Agreement; or (B) the failure by PSMH or UCMC to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement.

10.2         Third Party Claims.

(a)           If any party entitled to be indemnified pursuant to Section 10.1 (an “Indemnified Party”) receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any actual or threatened claim, action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any governmental entity or arbitrator and an appeal from any of the foregoing (any such claim or Action being referred to herein as an “Indemnifiable Claim”) with respect to which another party hereto (an “Indemnifying Party”) is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the “Claim Notice”) of the Indemnifiable Claim; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any damages directly resulted or were caused by such failure.

(b)           The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that (A) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (Bi) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party’s consent.  So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party’s consent, which consent shall not be unreasonably withheld.

(c)           If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle, or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

10.3         Indemnification Non-Exclusive.  The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE XI.
TERMINATION

11.1         Agreement Termination.  Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Closing Date, only as follows:

(a)           by mutual written agreement of PSMH and IMP;

(b)           by PSMH or UCMC (if neither PSMH nor UCMC is then in material breach of its obligations under this Agreement) if: (i) a material default or breach shall be made by IMP or the Shareholder with respect to the due and timely performance of any of its or his covenants and agreements contained herein and such default is not cured within thirty (30) days; (ii) IMP or the Shareholder makes an amendment or supplement to any schedule hereto and such amendment or supplement reflects an IMP Material Adverse Effect after the date of this Agreement; (iii) an IMP Material Adverse Effect shall have occurred after the date of this Agreement; (iv) the Board of Directors of IMP withdraws its recommendation of the Merger, if given, or recommends to holders of IMP Shares the approval of any transaction other than the Merger; (v) the Shareholder fails to approve this Agreement as provided in this Agreement; or (vi) Closing shall not have occurred on or before November 30, 2011;

(c)           by IMP and the Shareholder (if neither IMP nor the Shareholder is then in material breach of their obligations under this Agreement) if: (i) a material default or breach shall be made by PSMH or UCMC with respect to the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within thirty (30) days; (ii) PSMH or UCMC makes an amendment or supplement to any schedule hereto and such amendment or supplement reflects a PSMH Material Adverse Effect after the date of this Agreement; (iii) a PSMH Material Adverse Effect shall have occurred after the date of this Agreement; or (iv) the Board of Directors of PSMH withdraws its recommendation of the Merger, if given, or recommends to UCMC the approval of any transaction other than the Merger; or (v) Closing shall not have occurred on or before November 30, 2011.

11.2           Effect of Termination.  In the event of termination of this Agreement authorized pursuant to Section 11.1 hereof, written notice thereof shall be given to the other parties and all obligations of the parties shall terminate and, except as otherwise provided in this Section, no party shall have any right against any other party hereto for any loss, damage, expense (including out-of-pocket expenses) or liability, including, without limitation, reasonable attorneys’ fees and disbursements arising out of the preparation and execution of this Agreement, fulfilling in whole in part its obligations under this Agreement or otherwise incurred by a party in any action or proceeding between such party and the other party hereto or between such party and a third party, which is determined to have been sustained, suffered or incurred by a party and to have arisen from or in connection with an event or state of facts which is subject to claim under this Agreement.

ARTICLE XII.
MISCELLANEOUS

12.1           Certain Definitions.  As used herein, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Law” shall mean all Laws, to the extent applicable to any Person.

“Contract” shall mean any contract, lease, commitment or understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument or license, whether written or verbal, which is intended or purports to be a binding and enforceable agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“IMP Material Adverse Effect” shall mean any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of IMP and its subsidiaries, if any, taken as a whole; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect: (a) (i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting (A) the mortgage banking or brokerage industries as a whole; (B) the United States economy or financial markets in general; or (C) any foreign economy or financial markets in any location where IMP has material operations or sales; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by IMP approved or consented to in writing by PSMH.

“Governmental Authority” shall mean: (a) the government of the United States: (b) the government of any foreign country; (c) the government of any state or political subdivision of the government of the United States or the government of any foreign country; or (d) any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Knowledge” shall mean, as it relates to PSMH, the actual knowledge of Ron Hanna, in each case upon reasonable inquiry; as it relates to UCMC, the actual knowledge of Jeffrey R Smith, in each case upon reasonable inquiry; and as it relates to IMP, the actual knowledge of Randall C. Stevens, in each case upon reasonable inquiry.

“Law” shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Lien” shall mean any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance upon any of the assets or properties of any Person.

 “Permit” shall mean a permit, license, registration, certificate of occupancy, approval or other authorization issued by any Governmental Authority.

 “Person” shall mean any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity.

“PSMH Material Adverse Effect” shall mean any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of PSMH or UCMC, taken as a whole; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect: (a)(i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting the United States economy or financial markets in general; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by PSMH or UCMC approved or consented to in writing by IMP.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” shall mean the approval of the Merger, this Agreement, and the transactions contemplated hereby by PSMI and the Shareholder in accordance with the Articles of Incorporation and Bylaws of UCMC and IMP and the New Jersey Act and the Iowa Act, each as applicable.

12.2       Other Definitions.  In addition to the terms set forth in Section 11.1 and elsewhere in this Agreement, each of the following terms is defined in the section set forth opposite such term:

Defined Term	Location
Agreement	Preamble
Articles of Exchange	§1.2
Articles of Merger	§1.2

Claim Notice	§10.2(a)
Closing	§3.1
Closing Date	§3.1
Effective Date	§1.2
Effective Time	§1.2
Employment Agreement	§6.11
Environmental Laws	§4.9
GAAP	§5.5
IMP	Preamble
IMP Shares	§2.1
IMP Financial Statements	§4.5
IMP Intellectual Property Rights	§4.13
IMP Material Permits	§4.11
Iowa Act	Recitals
Indemnifiable Claim	§10.2(a)
Indemnified Party	§10.2(a)
Indemnifying Party	§10.2(a)
Merger	Recitals
New Jersey Act	Recitals
NRS	Recitals
Plan of Merger	§2.4
PSMH	Preamble
PSMH Common Stock	§2.1
PSMH Financial Statements	§5.5
PSMH Intellectual Prperty Rights	§5.13
PSMH Material Permits	§5.11
PSMH Shares	§2.1
PSMI	Preamble
SEC Reports	§5.5
Shareholder	Preamble
Surviving Corporation	§1.1
UCMC	Preamble

12.3       Expenses.  Except as otherwise expressly provided herein, each party hereto shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

12.4       Amendment.  This Agreement may only be amended, modified or supplemented pursuant to a written agreement signed by each of the parties hereto.

12.5       Survival of Representations and Warranties.  All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect for a period of one year from the Effective Time, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the indemnifying party during such period.

12.6       Press Release; Public Announcements.  The parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and written approval by the other party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any party may make any disclosure which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

12.7       Notices.  All notices, consents, waivers, requests, instructions, or other communications required or permitted hereunder shall be in writing, and shall be deemed to have been duly given if (a) delivered personally (effective upon delivery), (b) sent by a reputable, established national courier service (effective one business day after being delivered to such courier service), or (c) mailed by certified mail, return receipt requested, postage prepaid (effective three business days after being deposited in the U.S. mail), addressed as follows (or to such other address as the recipient may have furnished for such purpose pursuant to this Section):

If to IMP and the Shareholder:

8200 Sharon Drive
Urbandale, IA 50322

with a copy (which shall not constitute notice) to:

Charles W. Hendricks
Law Offices of Charles W. Hendricks, P.L.C.
1701 – 48th Street
Suite 290
West Des Moines, IA 50266

and:

If to PSMH and UCMC:

1112 N. Main Street
Roswell, NM  88201
Attn:  Ron Hanna, President

with a copy (which shall not constitute notice) to:

Ronald N. Vance
The Law Office of Ronald N. Vance, P.C.
1656 Reunion Avenue
Suite 250
South Jordan, Utah  84095

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

12.8       Waivers.  The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.  No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

12.9       Interpretation.  The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement.  The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.

12.10     Applicable Law and Venue.  This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of New Mexico (without giving effect to any choice or conflict of law provisions), and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of New Mexico and in no other place.

12.11     Attorneys’ Fees.  If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

12.12     Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto.

12.13     No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

12.14     Further Assurances.  Upon the reasonable request of the parties hereto, the other parties hereto shall, on and after the Closing Date, execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

12.15     Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall remain in full force and shall not be affected thereby, and there shall be deemed substituted for such invalid, illegal or unenforceable provision a valid, legal and enforceable provision as similar as possible to the provision at issue.

12.16     Remedies Cumulative.  The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

12.17     Entire Understanding.  This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes all prior agreements, letters of intent, arrangements and understandings between the parties.

12.18     Exhibits and Schedules. Each of the exhibits, schedules, or similar attachments referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

12.19     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of an executed original.  At the request of any of the parties, the parties shall confirm facsimile transmission signatures by signing and delivering an original document.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed and delivered on the respective day and year set forth below.

United Community Mortgage Corporation

Date: October 13, 2011	By	/s/Jeffrey R. Smith
Jeffrey R. Smith, President

PSM Holdings, Inc.

Date: October 13, 2011	By	/s/ Ron Hanna
Ron Hanna, President

Iowa Mortgage Professionals, Inc.

Date: October 13, 2011	By	/s/ Randall C. Stevens
Randall C. Stevens, President

Date: October 13, 2011	/s/Randall C. Stevens
Randall C. Stevens, as an individual

EXHIBIT A

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) entered into effective the 1st day of November 2011 (the “Effective Date”), is by, between, and among United Community Mortgage Crop., a corporation formed under the laws of the State of New Jersey (the “Employer”), PSM Holdings, Inc., a corporation formed under the laws of the State of Nevada (the “Parent”), and Randal C. Stevens (the “Employee”).

RECITALS:

WHEREAS, the Employer desires to engage the services of the Employee as a full-time employee, and the Employee is willing to render such services to the Employer in consideration of the terms and conditions agreed to by the parties; and

WHEREAS, the Board of Directors of the Employer (the “Board”) has approved the employment of the Employee on the terms and conditions set forth in this Agreement and the Board of Directors of the Parent has approved relevant provisions of this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Employer agrees to employ the Employee, and the Employee agrees to perform services for the Employer as an employee, upon the terms and conditions set forth herein.

1.           TERM.

The initial term of this Agreement shall commence on the Effective Date and shall be for a period of two (2) years (the “Initial Term”), unless it is terminated earlier as provided herein.  Beginning on expiration of the Initial Term, and on each anniversary thereafter, unless it is terminated earlier as provided herein or unless the Employer delivers written notice to the Employee of its intention not to extend the Agreement at least ninety (90) days before the expiration of the Initial Term or any anniversary date thereafter, the term of this Agreement shall automatically be extended for unlimited additional one-year terms (the Initial Term and any extension or extensions are referred to herein as the “Employment Term”).  The terms of this Agreement shall be binding upon the parties hereto from the Effective Date throughout the Employment Term.  The restrictive covenants in Section 4(c) and in Section 9 hereof shall survive the termination of this Agreement.

2.           TITLE AND DUTIES.

The Employee shall be a Vice-President of the Employer and the Regional Manager for the Iowa branch formerly operated by Iowa Mortgage Professionals, Inc. (the “Iowa Branch”) and operations in the surrounding states including Wisconsin, Minnesota, Nebraska, Illinois and Missouri.  The Employee shall perform such services as might be assigned to him from time to time by the Board and are consistent with the bylaws of the Employer, including, but not limited to, service for any subsidiary, partnership, limited liability company, joint venture, trust or other enterprise or entity controlled by the Employer, or for the Parent.  The Employee shall also serve as a director of the Employer.

3.	LOCATION.

The Employee’s place of employment shall be his current office in Iowa, or at such other location as mutually agreed between the Employer and the Employee.

4.           EXTENT OF SERVICES.

a.           Duty to Perform Services.

The Employee agrees not to engage in any material business activities during the term of this Agreement except those that are for the benefit of the Employer and its subsidiaries or the Parent, and to devote not less than substantially all of his entire business time, attention, skill, and effort to the performance of his duties under this Agreement for the Employer and any corporation controlled by the Employer now or during the term of this Agreement or for the Parent.  Notwithstanding the foregoing, the Employee may engage in charitable, professional and civic activities that do not impair the performance of his duties to the Employer, as the same may be changed from time to time.  In addition, Employee may serve on the board of directors of up to two companies not engaged in business which may reasonably compete with the business of the Employer, provided that Employee shall not be required to render any material services with respect to the operations or affairs of any such company.  Nothing contained herein shall prevent the Employee from managing his own personal investments, business ventures, and affairs, including, but not limited to, investing his assets in the securities of publicly traded companies; provided, however, that the Employee’s activities do not constitute a conflict of interest, violate securities laws, or otherwise interfere with the performance of his duties and responsibilities as described herein.  The Employee agrees to adhere to the Employer’s published policies and procedures, or code of conduct, as each is adopted from time to time, affecting directors, officers, employees, and agents and shall use his best efforts to promote the Employer’s interest, reputation, business and welfare.

b.           Corporate Opportunities.

The Employee agrees that he will not take personal advantage of any the Employer business opportunities that arise during his employment with the Employer and that might be of benefit to the Employer.  All material facts regarding such opportunities shall be promptly reported to the Board for consideration by the Employer.

c.           Non-Disparagement.

The Employee agrees that, during the Employment Term and for one year thereafter, he shall not, in any communications with the press or other media or any customer, client or supplier of the Employer, or any of Employer’s affiliates, criticize, ridicule or make any statement which disparages or is derogatory of the Employer, the Parent, or their affiliates or any of their respective directors or senior officers.

d.           Representations Regarding Past Agreements.

The Employee hereby represents and warrants to the Employer that the execution, delivery and performance of this Agreement by the Employee does not and will not conflict with, or result in breach or default under, or require the consent of, any other party under any agreement to which the Employee is a party.

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5.           COMPENSATION AND BENEFITS.

The compensation payable to the Employee for all services performed for the Employer or any subsidiary or parent company of the Employer shall be as follows:

a.           Base Salary.

Except as otherwise set forth in this Agreement, the Employee’s annual base salary shall be $120,000 commencing on the Effective Date.  The base salary shall be payable in equal installments in accordance with the Employer’s standard payroll practices.  The Employee’s annual base salary shall be further reviewed no less frequently than annually for increases or in the discretion of the Compensation Committee and/or Board, taking into account the production level of the Iowa Branch compared with prior years’ production, compensation level for employees with similar skills and responsibilities at companies comparable to the Employer, the financial condition of the Employer, and the Employee’s value to the Employer relative to other members of the executive management of the Employer.  In the event the Employer is reasonably unable to pay the base salary for any pay period, the Employer and Employee may agree that the base salary be paid with shares of common stock of the Parent under an equity compensation plan of the Parent effective at the time at a 25% discount to the fair market price of the stock at the end of the pay period.

b.           Production Overrides.

Employee will be eligible to receive overrides on production from additional branches for which the Employee is directly responsible for introducing to the Employer or PSMH and which have $3,000,000 per month in originations at the time it becomes a branch (each a “New Branch”).  During the first year after the New Branch becomes a branch of the Employer or PSMI, the Employee shall receive 7.5 basis points; 5 basis points during the second year; and 2.5 basis points during the third year.

c.           Profit Sharing Bonuses.

During each full year of the Employment Term commencing on the Effective Date, Employer shall pay to Employee a bonus equal to 25% of the net profit earned by the Iowa Branch during such 12-month period in excess of $400,000 earned by the branch during such period.

d.           Other Benefits.

During the Employment Term, Employee will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Employer of general applicability to other senior executives of the Employer, including, without limitation, the Employer’s group medical, dental, vision, disability, life insurance, flexible-spending account, 401(k) and other plans.

e.           Withholding Taxes.

The Employer may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency.  The Employee shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.

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f.           Vacation.

Employee will be entitled to paid vacation of four (4) weeks per year in accordance with the Employer’s vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

g.           Reimbursement of Business Expenses.

The Employer shall promptly reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of such supporting information and documentation as the Employer may reasonably request in accordance with company policy and the requirements of the Internal Revenue Code.

6.           TERMINATION OF EMPLOYMENT.

a.           Termination Due to Death.

The Employee’s employment and this Agreement shall terminate immediately upon his death.  If the Employee’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

(i)           payment of any unpaid portion of his base salary through the date of such termination;

(ii)          reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii)         the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)         full and immediate vesting of any unexercised stock options or restricted stock grants;

(v)          any pension survivor benefits that may become due pursuant to any employee benefit plan or program of the Employer; and

(vi)         payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee.

b.           Termination Due to Disability.

The Employer may terminate the Employee’s employment at any time if the Employee becomes disabled, upon written notice by the Employer to the Employee.  For all purposes under this Agreement, “Disability” shall mean that the Employee, at the time the notice is given, has been unable to perform his duties under this Agreement for a period of not less than ninety (90) days during any 180-day period as a result of the Employee’s incapacity due to physical or mental illness.  If the Employee’s employment is terminated due to his disability, he shall be entitled to:

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(i)           payment of any unpaid portion of his base salary through the date of such termination;

(ii)          reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

(iii)         the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)         full and immediate vesting of any unexercised stock options or restricted stock grants; and

(v)          payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee.

c.           Termination for Cause.

The Employer may terminate the Employee’s employment at any time for Cause, provided that it gives written notice of termination to the Employee as set forth below.  If the Employee’s employment is terminated for Cause, as defined below, he shall be entitled to:

(i)            payment of any unpaid portion of his base salary through the date of such termination;

(ii)           reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder through the date of such termination;

(iii)          the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv)          payment of any accrued but unpaid benefits and any other rights through the date of termination, excluding any severance package benefits, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee.

For purposes of this Agreement, a termination for “Cause” shall mean:  (i) the final conviction of Employee of, or Employee’s plea of guilty or nolo contendere to, any felony or a crime involving dishonesty, fraud, or moral turpitude; (ii) the indictment of Employee for any felony or a crime involving dishonesty, fraud, or moral turpitude which, in the reasonable good-faith judgment of the Board, has materially damaged, or could materially damage, the reputation of the Employer or would materially interfere with the performance of services by the Employee; (iii) the willful commission of fraud, nonincidental misappropriation, embezzlement, or other dishonest act by Employee against the Employer; (iv) Employee’s use of illegal drugs or alcohol on the Employer’s premises, Employee’s use of illegal drugs or alcohol having an adverse effect on the performance of the Employee’s duties hereunder, or Employee’s use of illegal drugs or alcohol which, in the reasonable good-faith judgment of the Board, has materially damaged, or could materially damage, the reputation of the Employer; (v) Employee’s willful failure, gross negligence, or gross misconduct in the performance of his duties to the Employer; (vi) Employee’s gross malfeasance in the performance of his duties hereunder; (vii) Employee’s nonfeasance in the performance of his duties hereunder not cured within ten (10) business days after notice of such nonfeasance; (viii) Employee’s failure to follow a written order which is both legal and reasonable; or (ix) Employee’s breach of this Agreement not cured within ten (10) business days after notice of such breach.

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If the Employer exercises its right to terminate the Employee for Cause, the Employer shall: (1) give the Employee written notice of termination at least ten (10) business days before the date of such termination specifying in detail the conduct constituting such Cause, and (2) deliver to the Employee a copy of a resolution duly adopted by a majority of the entire membership of the Board, excluding interested directors, after reasonable notice to the Employee and an opportunity for the Employee to be heard in person by members of the Board, finding that the Employee has engaged in such conduct.

d.	Termination Without Cause or Constructive Termination Without Cause.

The Employer may terminate the Employee’s employment at any time without Cause, provided that it gives written notice of termination at least ninety (90) days before the date of such termination.  If the Employee’s employment is terminated without Cause, or if there is a constructive termination without Cause, as defined below, the Employee shall be entitled to receive from the Employer the following:

(i)           payment of any unpaid portion of his base salary through the end of the Initial Term or any extension thereof granted prior to such termination, which payment shall be paid within thirty (30) days following termination under this provision;

(ii)          reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii)         the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)         full and immediate vesting of any unexercised stock options or restricted stock grants;

(v)          payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee;

(vi)         payment of amounts equal to any premiums for health insurance continuation coverage under any the Employer health plans that is elected by the Employee or his beneficiaries pursuant to Section 4980B of the Internal Revenue Code, at a time or times mutually agreed to by the parties, but only so long as the Employee is not eligible for coverage under a health plan of another employer (whether or not he elects to receive coverage under that plan); and

For purposes of this Agreement, constructive termination without Cause shall mean a termination of the Employee at his own initiative following the occurrence, without the Employee’s prior written consent, of one or more of the following events not on account of Cause:

(1)	a material reduction in the Employee’s then current base salary;

(2)	a material diminution in the Employee’s authority, duties, or responsibilities;

(3)	a material diminution in the budget over which the Employee retains authority;

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(4)	a material change in the geographic location at which the Employee must perform the services hereunder; or

(5)	Any other action or inaction which constitutes a material breach by the Employer of this Agreement.

In the event the Employee is constructively terminated as provided in this Section 6(d), the Employee shall provide the Employer with thirty (30) days’ prior written notice of the termination and the facts and circumstances, in reasonable detail, determined by the Employee to evidence the constructive termination.

e.           Voluntary Termination.

If the Employee voluntarily terminates his employment on his own initiative for reasons other than his death, disability, or constructive termination without Cause, he shall be entitled to:

(i)           payment of any unpaid portion of his base salary through the effective date of such termination;

(ii)          reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

(iii)         the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv)         payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee.

A voluntary termination under this paragraph shall be effective upon fifteen (15) days’ prior written notice to the Employer unless the parties mutually agree to extend the effective date.

7.	MITIGATION AND OFFSET.

If the Employee’s employment is terminated during the term of this Agreement pursuant to the provisions of paragraph 6(d), above, the Employee shall be under no duty or obligation to seek or accept other employment, and no payment or benefits of any kind due him under this Agreement shall be reduced, suspended or in any way offset by any subsequent employment.  The obligation of the Employer to make the payments provided for in this Agreement shall not be affected by any circumstance including, by way of example rather than limitation, any set-off, counterclaim, recoupment, defense, or other right that the Employer may assert, or due to any other employment or source of income obtained by the Employee.

8.	ENTITLEMENT TO OTHER BENEFITS.

Except as expressly provided herein, this Agreement shall not be construed as limiting in any way any rights or benefits the Employee, his spouse, dependents or beneficiaries may have pursuant to any other employee benefits plans or programs.

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9.	CONFIDENTIALITY, INVENTIONS, AND CONFLICT OF INTERESTS POLICY.

Employee agrees to abide by the terms of the Confidential Information and Invention Assignment Agreement attached hereto as Exhibit A (the “Confidential Information Agreement”) upon commencing employment hereunder.

10.	CHANGE OF CONTROL

In the event of merger, consolidation, or similar transaction in which the Employer is not the survivor, or the sale of all or substantially all of the assets of the Employer, the Employer shall cause the survivor or the transferee to expressly assume in writing the liabilities, obligations, and duties of the Employer under this Agreement and shall provide a copy of such written assumption to the Employee not less than ten (10) business days prior to the consummation of such merger, consolidation, or similar transaction, or the sale of all or substantially all of the assets of the Employer.

11.	ARBITRATION.

Any dispute or controversy arising under or in connection with this Agreement shall, if the Employer or the Employee so elects, be settled by arbitration, in accordance with the Commercial Arbitration Rules procedures of the American Arbitration Association. Arbitration shall occur before a single arbitrator; provided, however, that if the parties cannot agree on the selection of such arbitrator within thirty (30) days after the matter is referred to arbitration, each party shall select one arbitrator and those arbitrators shall jointly designate a third arbitrator to comprise a panel of three arbitrators.  The decision of the arbitrator shall be rendered in writing, shall be final, and may be entered as a judgment in any court in the State of New Mexico.  The Employer and the Employee each irrevocably consent to the jurisdiction of the federal and state courts located in State of New Mexico for this purpose.  The arbitrator shall establish the extent of discovery permitted and shall be authorized to allocate the reasonable costs of arbitration between the parties.  Notwithstanding the foregoing, the Employer, in its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief in order to avoid irreparable harm and such other relief as the Employer shall elect to enforce the Employee’s covenants herein.

12.	INDEMNIFICATION.

The Employer agrees that if the Employee is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee or the Employer, or is or was serving at the request of the Employer as a director, officer, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Employee’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Employee shall be Indemnified and held harmless by the Employer to the fullest extent permitted or authorized by law and by the Employer’s articles of incorporation and bylaws.  To the extent consistent with the foregoing, this obligation to indemnify the Employee and hold him harmless shall continue even if he has ceased to be a director, officer, member, employee or agent of the Employer or other such entity described above, and shall inure to the benefit of the Employee’s heirs, executors and administrators.  The Employer shall advance to the Employee all reasonable costs and expenses, including attorney fees, incurred by him in connection with a Proceeding within twenty (20) days after receipt by the Employer of a written request for such advance.  Such request shall include an undertaking by the Employee to repay the amount of such advance if it shall ultimately be determined that the Employee is not entitled to be indemnified against such costs and expenses.

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Neither the failure of the Employer (including its Board, independent legal counsel or stockholders) to have made a determination before such Proceeding concerning payment of amounts claimed by the Employee under the paragraph above that indemnification of the Employee is proper because he has met the applicable standards of conduct, nor a determination by the Employer (including its Board, independent legal counsel or stockholders) that the Employee has not met such applicable standards of conduct, shall create a presumption that the Employee has not met the applicable standards of conduct.

Employee understands and acknowledges that the Employer may be required in the future to undertake with the Securities and Exchange Commission to submit in certain circumstances the question of indemnification to a court for a determination of the Employer’s right under public policy to indemnify Employee and the obligation to indemnify the Employee hereunder shall be expressly subject to the outcome of such determination.

13.         GENERAL PROVISIONS.

a.           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effective: (1) upon personal delivery; (2) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid; or (3) in the case of delivery by nationally recognized overnight delivery service, when received, addressed as follows:

If to the Employer or Parent to:

1112 N. Main St.
Roswell, NM  88201
Attention:  Ron Hanna, President

With a copy (which shall not constitute notice) to:

Ronald N. Vance
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT  84095

If to the Employee, to:

8200 Sharon Drive
Urbandale, IA  50322

or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.

b.          Legal Expenses.  Except as provided in Section 11 hereof, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

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c.           Assignability and Binding Nature.  No rights or obligations may be assigned or transferred by the Employer except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Employer is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Employer, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Employer and such assignee or transferee assumes the liabilities, obligations, and duties of the Employer, as contained in this Agreement, either contractually or as a matter of law.  Notwithstanding any such assignment, the Employer shall not be relieved from liability under this Agreement.  The obligations of the Employee are personal and no rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee other than his right to receive compensation and benefits, provided such assignment or transfer is otherwise permitted by law.

d.           Amendment.  This agreement may be amended or modified only by a written instrument executed by both the Employer and the Employee.

e.           Exhibits.  Each of the exhibits referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

f.           Pronouns.  Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

g.          Captions.  The captions appearing herein are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.

h.          Time.  All reference herein to periods of days are to calendar days, unless expressly provided otherwise.  Any reference herein to business days shall mean any day other than Saturday, Sunday or other day on which commercial banks in the State of New Mexico are authorized or required by law to remain closed.  Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next business day.

i.           Entire Agreement.  This Agreement constitutes the entire agreement between the Employer and the Employee and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.

j.           Severability.  In case any provision hereof shall be held by a court or arbitrator with jurisdiction over the Employer or the Employee to be invalid, illegal, or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the Employer and the Employee in accordance with applicable law, and the validity, legality, and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

k.          Waiver.  No delays or omission by the Employer or the Employee in exercising any right hereunder shall operate as a waiver of that or any other right.  A waiver or consent given by the Employer or the Employee or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

l.           Governing Law.  This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of New Mexico, without regard to its conflicts of laws principles.

m.         Jurisdiction; Service of Process. If neither the Employer or the Employee elects to be governed by the provisions of Section 11 hereof, the parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New Mexico located in County of Chavez, and/or the United States District Court, District of New Mexico, in respect of any matter arising under this Agreement.

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n.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

o.          Full Knowledge.  By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of separate counsel, or has been advised to obtain separate counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.  To the extent that a party elects not to consult with such counsel, the party hereby waives any defense to inadequate representation by counsel.

p.          Construction.  This Agreement shall be construed as though all parties had drafted it.

q.          Non-Exclusivity of Remedies.  The rights and remedies of the parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provision.

r.           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the parties hereto will be entitled to specific performance.  Each of the parties agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement the respective day and year set forth below.

EMPLOYER:	UNITED COMMUNITY MORTGAGE CORP.

Date: November 1, 2011	By:
Jeffrey R. Smith, President

PARENT:	PSM HOLDINGS, INC.

Date: November 1, 2011	By:
Ron Hanna, President

EMPLOYEE:

Date: November 1, 2011
Randall C. Stevens

11

EXHIBIT A
TO
RANDALL C. STEVENS EMPLOYMENT AGREEMENT

UNITED COMMUNITY MORTGAGE CROP.
CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT

As a condition of my employment with United Community Mortgage Crop., its subsidiaries, parent, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

1.           CONFIDENTIAL INFORMATION.

A.           Company Information.  I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company, except under a non-disclosure agreement duly authorized and executed by the Company.  I understand that “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information.  I further understand that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

B.           Former Employer Information.  I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

C.           Third Party Information.  I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

2.           INVENTIONS.

A.           Inventions Retained and Licensed.  I have attached hereto, as Exhibit A-1, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), which belong to me, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions.  If in the course of my employment with the Company, I incorporate into a Company product, process or service a Prior Invention owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or service, and to practice any method related thereto.

B.           Assignment of Inventions.  I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as “Inventions”), except as provided in Section 2(F) below.  I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.  I understand and agree that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to me as a result of the Company’s efforts to commercialize or market any such invention.

C.           Inventions Assigned to the United States.  I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

D.           Maintenance of Records.  I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company.  The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company.  The records will be available to and remain the sole property of the Company at all times.

E.           Patent and Copyright Registrations.  I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.  I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement.  If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

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F.           Exception to Assignments.  I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention that I developed entirely on my own time without using the Company’s equipment, supplies, facilities, or trade secret information, except for those inventions that either:  (i)  relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (ii)  result from any work performed by me for the Company.

3.           CONFLICTING EMPLOYMENT.  I agree that, during the term of my employment with the Company, my obligations regarding conflicting employment, or potentially conflicting employment, will be governed by the Employment Agreement.

4.           RETURNING COMPANY DOCUMENTS.  I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 2(D).  In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit A-2.

5.           NOTIFICATION OF NEW EMPLOYER.  In the event that I leave the employ of the Company, or become employed by other employers, I hereby grant consent to notification by the Company to my other employers about my rights and obligations under this Agreement.

6.           CONFLICT OF INTEREST GUIDELINES.  I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit A-3 hereto.

7.           REPRESENTATIONS.  I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement.  I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company.  I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

8.           GENERAL PROVISIONS.  This Agreement shall be subject to the Employment Agreement dated October 1, 2011 by and between the Company and the undersigned, including, but not limited to, the General Provisions of Section 12 thereof, which agreement is incorporated herein by this reference.

Date: November 1, 2011
Randall C. Stevens, Employee

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Exhibit A-1

LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

___  No inventions or improvements
___  Additional Sheets Attached

Signature of Employee:
Randall C. Stevens

Date:  November 1, 2011

Exhibit A-2

UNITED COMMUNITY MORTGAGE CROP.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to United Community Mortgage Crop., its subsidiaries, affiliates, parents, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Employment, Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employment, Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

Date:

Signature

Please Print Name

Exhibit A-3

UNITED COMMUNITY MORTGAGE CROP.

CONFLICT OF INTEREST GUIDELINES

It is the policy of United Community Mortgage Crop. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics.  Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company.  The following are potentially compromising situations which must be avoided.  Any exceptions must be reported to the President and written approval for continuation must be obtained.

1.           Revealing confidential information to outsiders or misusing confidential information.  Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended.

2.           Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3.           Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

4.           Initiating or approving any form of personal or social harassment of employees.

5.           Investing or holding outside directorship in suppliers or customers, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

6.           Borrowing from or lending to employees, customers or suppliers.

7.           Acquiring real estate of interest to the Company.

8.           Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

9.           Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

10.         Making any unlawful agreement with distributors with respect to prices.

11.         Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review.  Violations of this conflict of interest policy may result in discharge.

EXHIBIT B

[LETTERHEAD]

November 1, 2011

PSM Holdings, Inc.
P.O. Box 97
Ruidoso, NM  88355
Attn:  Ron Hanna, President

United Community Mortgage Corporation
35 Broad Street
Key Port, NJ  07735
Attn:  Jeffrey R. Smith, President

Dear Mr. Hanna and Mr. Smith:

I have acted as counsel to Iowa Mortgage Professions, Inc., an Iowa corporation (the “Company”), in connection with the preparation, execution, and delivery of, and the transaction contemplated by, the Agreement and Plan of Merger dated as of October 13, 2011 (the “Merger Agreement”) among the Company, its shareholder, Randal C. Stevens (the “Shareholder”), PSM Holdings, Inc., a Nevada corporation (“PSMH”), and United Community Mortgage Corporation, a New Jersey corporation (“UCMC”).

This opinion is intended solely for PSMH and UCMC in connection with the transactions contemplated by the Merger Agreement.  This opinion letter may not be relied upon by any other person or for any other purpose.  No part of this opinion letter may be incorporated, quoted, or otherwise referred to in any other document or communication or filed with or otherwise furnished to any governmental authority or other person without my prior written consent, except to the extend required by law.  In all cases, reliance upon this opinion letter is conditioned upon acceptance of the assumptions, qualifications, and other limitations that are set forth herein.

In connection with this opinion letter, I have examined the original or a copy of the Merger Agreement.  I have also examined copies of (a) the certificate of good standing issued by the Iowa Secretary of the State, dated October ____, 2011, with respect to the Company (the “Good Standing Certificate”); (b) the articles of incorporation of the Company, as of the date hereof (the “Articles of Incorporation”); (c) the current bylaws of the Company (the “Bylaws”); (d) resolutions adopted by the Board of Directors of the Company relating to the Merger Agreement and the transactions contemplated thereby; and (e) a certificate of the president of the Company to me with respect to certain matters addressed in this legal opinion, a copy of which has been furnished to you (the “Officer Certificate”).  The items set forth in (a) through (e) in the preceding sentence are referred to collectively as the “Organizational Documents.”  In addition, I have made such other investigations of applicable statutes and regulations currently in effect as I deemed necessary under customary practice to enable me to render this opinion letter.

In conducting my examination, I have assumed the genuineness of all signatures (other than those of the Company), the legal capacity of all individual signatories, the accuracy of all documents submitted to me as originals, and the conformity to originals of all documents submitted to me as copies (whether or not certified).  In addition, I have assumed and, without independent investigation, have relied upon the factual accuracy of the representations, warranties, and other information contained in the items I examined.  Except as expressly set forth in this opinion letter, I have not conducted or commissioned any search of the books, records, files, financial statements, or tax returns of any person, searched any internal file, court file, public record, or other information source, or undertaken any other independent investigation, examination, or inquiry to determine or confirm the existence or absence of any facts relevant to the opinions expressed herein.  The Merger Agreement and the Organizational Documents are the only items of their respective types reviewed by me in connection with or covered by me in this opinion letter.

PSM Holdings, Inc.
United Community Mortgage Corporation
November 1, 2011

As to any facts relevant to the opinions expressed below, I have relied upon certificates and written and/or oral representations of officers of the Company (including the representations of the Company set forth in the Officer Certificate and the Merger Agreement) and public officials, as well as the representations made by  the Shareholder in the Merger Agreement.  I have not conducted any independent inquiry or investigation of any matter except as otherwise expressly set forth herein.

My express assumptions and qualifications include the following:  (a) each party, other than the Company, to the Merger Agreement or to any other document I have examined (i) if an entity, is duly organized, validly existing, and in good standing in its jurisdiction of organization and is qualified to do business and licensed in each other jurisdiction necessary to its performance or enforcement thereunder, (ii) has full power and authority and has been duly authorized to execute, deliver, and perform its obligations under each such Merger Agreement, (iii) has satisfied all legal requirements applicable to it to the extent necessary to make each such document enforceable by or against it, and (iv) is properly identified therein; (b) the Merger Agreement has been duly executed and delivered by the Shareholder and that, other than as to the Company, the Merger Agreement is the legal, valid and binding obligation of each such party, enforceable as written against each such party in accordance with its terms and provisions; (c) each certificate, report, or other document issued by any governmental official, office, or agency concerning any person, asset, property, or status is, and all public records (including their proper indexing and filing) are, accurate, complete, authentic, and current; (d) there has not been any mutual mistake of fact, misunderstanding, fraud, duress, or undue influence, and any requirement of good faith, fair dealing, and conscionability has been met; (e) there are no written or oral agreements or understandings among the parties and there is no usage of trade or course of dealing among the parties, that in either case would define, supplement or qualify any term or provision of the Merger Agreement; and (f) all conditions precedent to the effectiveness of the Merger Agreement have been duly satisfied or waived.

Where reference is made in this opinion letter to matters within my knowledge, or to facts and circumstances known to me, such reference means my actual knowledge.  By actual knowledge, I mean the conscious awareness of information about either fact or law (depending upon usage) of me without undertaking any investigation to determine the existence or absence of any facts, either by me or otherwise.

My opinion is limited to the date hereof.  I do not undertake to advise you of any facts or circumstances occurring or coming to my attention subsequent to the date hereof.

Finally, I am counsel admitted to practice in the in the State of Iowa.  As such, I express no opinion as to the applicable laws of any jurisdiction other than those of the State of Iowa and the federal laws of the United States.  For purposes of this opinion letter, and notwithstanding any contrary provisions of the Merger Agreement, I have assumed that the applicable laws of all other applicable jurisdictions are the same as the laws of the State of Iowa.

Based upon and subject to the foregoing, I am of the opinion that:

PSM Holdings, Inc.
United Community Mortgage Corporation
November 1, 2011

1.           The Company is a corporation organized, validly existing, and in good standing under the laws of the State of Iowa.  The Company has the requisite corporate power to own, lease, and operate its properties and to conduct its business as presently conducted, in each case as known to me based on the Officer Certificate.

2.           The Company has the requisite corporate power and authority to execute, deliver, and perform its obligations under the Merger Agreement.  The execution and delivery of the Merger Agreement and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors, or shareholders is required.  The Merger Agreement has been duly executed and delivered and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3.           The execution, delivery, and performance of the Merger Agreement by the Company and the consummation by the Company of the transactions contemplated thereby, does not and will not result in a violation of:  (i) the Company’s Articles of Incorporation or Bylaws, (ii) to my knowledge, any other agreement, note, lease, mortgage, deed, or other instrument to which the Company is a party or which the Company is bound or affected, or (iii) assuming the accuracy of the factual representations of the Company and the representations of the Company and the Shareholder in the Merger Agreement, any applicable law, rule, or regulation of the United States or the State of Iowa of which I am aware.

4.           To my knowledge and based upon the Officer Certificate, each of the representations and warranties made by the Company and the Shareholder in the Merger Agreement, and the information contained in the schedules attached to the Merger Agreement pursuant to Article IV thereof, are true and correct in all material respects.

5.           Assuming the accuracy of the representations of the Company and the Shareholder in the Merger Agreement, to my knowledge, no consent or authorization of, filing with, or notice to or registration with, any federal or state government body, regulatory agency, self-regulatory organization or stock exchange or market is required to be obtained by the Company to enter into and perform its obligations under the Merger Agreement.

6.           To my knowledge based solely upon the Officer Certificate, there is no action, suit or proceeding of any nature pending or threatened against the Company, its properties or any of its officers or directors that challenges or seeks to enjoin, alter or materially delay any of the transactions contemplated by the Merger Agreement.

7.           The Company is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Very truly yours,

EXHIBIT C

PSM Holdings, Inc.

Representation Form

This Representation Form is furnished in connection with the issuance of shares of common stock (the “Shares”) of PSM Holdings, Inc., a Nevada corporation (the “Company”) in a non-public offering of the Shares (the “Offering”) being made to the undersigned pursuant to the terms and conditions of the Agreement and Plan of Merger dated October 13, 2011, by and among the Company and the undersigned (the “Merger Agreement”).  This transaction is intended to comply with Section 4(2), and/or Section 4(6) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act, and corresponding state exemptions.

ALL INFORMATION CONTAINED IN THIS REPRESENTATION FORM WILL BE TREATED CONFIDENTIALLY BY THE COMPANY.  However, the undersigned understands that the Company may present this Representation Form to such parties as it deems appropriate if called upon to establish that the proposed issuance of the Shares to the undersigned is exempt from registration under the Securities Act or similar state laws.  Further, the undersigned understands that the Offering itself may be reported to the SEC or state securities regulators pursuant to the requirements of Regulation D or corresponding state regulations.

1.           Accredited Investor Status.  The undersigned hereby represents that he is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC.  The undersigned has initialed below each of the categories which apply to the undersigned.

_____
a natural person whose individual net worth (i.e., excess of total assets over total liabilities, but excluding the principal residence) at the time of the closing of the Merger Agreement exceeds $1,000,000;

_____
a natural person who had an individual income in excess of $200,000 in each of the two most recent calendar years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.  Individual income is defined for this purpose as adjusted gross income as determined for federal income tax purposes under the Internal Revenue Code (the “Code”), plus (i) any deductions for long-term capital gains under Section 1202 of the Code, (ii) any depletion deductions under Section 611, et seq., of the Code, (iii) any interest income excluded under Section 103 of the Code, and (iv) any partnership losses allocated to the undersigned as reported on Schedule E of Form 1040;

_____	an entity all of the equity owners of which are accredited investors.

2.           Representations of the Undersigned.  The undersigned represents and warrants to the Company as set forth below.

a.           Restricted Securities.  The undersigned understands that the Shares have not been registered pursuant to the Securities Act, or any state securities act, and thus are “restricted securities” as defined in Rule 144 promulgated by the SEC.  Therefore, under current interpretations and applicable rules, he will probably have to retain the Shares for a period of at least six months from the date of closing of the Merger Agreement and at the expiration of such period his sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if the Company is current in its filings with the SEC under the Exchange Act, or other public disclosure requirements.  Accordingly, the undersigned hereby acknowledges that he is prepared to hold the Shares for an indefinite period.

b.           Investment Purpose.  The undersigned acknowledges that the Shares are being purchased for his own account, for investment, and not with the present view towards the distribution, assignment, or resale to others or fractionalization in whole or in part.  The undersigned further acknowledges that no other person has or will have a direct or indirect beneficial or pecuniary interest in the Shares.

c.           Limitations on Resale; Restrictive Legend.  The undersigned acknowledges that he will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder.  The undersigned also acknowledges that an appropriate legend will be placed upon each of the certificates representing the Shares stating that the Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

d.           Information.  The undersigned has been furnished (i) with all requested materials relating to the business, finances, and operations of the Company; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to the undersigned by the Company.  Such person has been afforded the opportunity to ask questions of the Company and its management and to receive answers concerning the terms and conditions of the Offering.

e.           Documents.  The undersigned has received or had access to following documents: (i) the Company’s annual report on Form 10-K for the year ended June 30, 2011 (the “Annual Report”); (ii) the Company’s quarterly reports on Form 10-Q for each of the quarters following the date of the Annual Report; (iii) the Company’s current reports on form 8-K filed with the SEC since the filing of the Annual Report; and (iv) the Company’s registration statement on From S-1 filed with the SEC on October 19, 2010.  Such person has relied upon the information contained therein and has not been furnished any other documents, literature, memorandum, or prospectus.

f.           Knowledge and Experience in Business and Financial Matters.  The undersigned has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of the prospective investment, and the financial capacity of such party is of such proportion that the total cost of such person’s commitment in the Shares would not be material when compared with his total financial capacity.

g.           No Advertisements.  The undersigned did not enter into the Merger Agreement as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.

IN WITNESS WHEREOF, the undersigned has executed this Representation Form this 1st day of November 2011.

Randal C. Stevens

EXHIBIT D

THE LAW OFFICE OF
RONALD N. VANCE, P.C.
Attorney at Law
1656 REUNION AVENUE
SUITE 250
SOUTH JORDAN, UTAH 84095

ALSO ADMITTED IN CALIFORNIA (INACTIVE)	TELEPHONE (801) 446-8802
FAX (801) 446-8803
EMAIL: ron@vancelaw.us

November 1, 2011

Iowa Mortgage Professions, Inc.
8200 Sharon Drive
Urbandale, IA  50322
Attn:  Randal C. Stevens, President

Dear Mr. Stevens:

I have acted as counsel to PSM Holdings, Inc., a Nevada corporation (the “Company”), in connection with the preparation, execution, and delivery of, and the transaction contemplated by, the Agreement and Plan of Merger dated as of October 13, 2011 (the “Merger Agreement”) among the Company, United Community Mortgage Corporation, a New Jersey corporation (“UCMC”), Iowa Mortgage Professions, Inc., an Iowa corporation (“IMP”), and its shareholder, Randal C. Stevens (the “Shareholder”).

This opinion is intended solely for IMP and the Shareholder in connection with the transactions contemplated by the Merger Agreement.  This opinion letter may not be relied upon by any other person or for any other purpose.  No part of this opinion letter may be incorporated, quoted, or otherwise referred to in any other document or communication or filed with or otherwise furnished to any governmental authority or other person without my prior written consent, except to the extend required by law.  In all cases, reliance upon this opinion letter is conditioned upon acceptance of the assumptions, qualifications, and other limitations that are set forth herein.

In connection with this opinion letter, I have examined the original or a copy of the Merger Agreement.  I have also examined copies of (a) the certificate of good standing issued by the Nevada Secretary of State, dated October _____, 2011, with respect to the Company (the “Good Standing Certificate”); (b) the articles of incorporation of the Company, as of the date hereof (the “Articles of Incorporation”); (c) the current bylaws of the Company (the “Bylaws”); (d) resolutions adopted by the Board of Directors of the Company relating to the Merger Agreement and the transactions contemplated thereby; and (e) a certificate of the president of the Company to me with respect to certain matters addressed in this legal opinion, a copy of which has been furnished to you (the “Officer Certificate”).  The items set forth in (a) through (e) in the preceding sentence are referred to collectively as the “Organizational Documents.”  In addition, I have made such other investigations of applicable statutes and regulations currently in effect as I deemed necessary under customary practice to enable me to render this opinion letter.

Iowa Mortgage Professions, Inc.
November 1, 2011

In conducting my examination, I have assumed the genuineness of all signatures (other than those of the Company), the legal capacity of all individual signatories, the accuracy of all documents submitted to me as originals, and the conformity to originals of all documents submitted to me as copies (whether or not certified).  In addition, I have assumed and, without independent investigation, have relied upon the factual accuracy of the representations, warranties, and other information contained in the items I examined.  Except as expressly set forth in this opinion letter, I have not conducted or commissioned any search of the books, records, files, financial statements, or tax returns of any person, searched any internal file, court file, public record, or other information source, or undertaken any other independent investigation, examination, or inquiry to determine or confirm the existence or absence of any facts relevant to the opinions expressed herein.  The Merger Agreement and the Organizational Documents are the only items of their respective types reviewed by me in connection with or covered by me in this opinion letter.

As to any facts relevant to the opinions expressed below, I have relied upon certificates and written and/or oral representations of officers of the Company (including the representations of the Company set forth in the Officer Certificate and the Merger Agreement) and public officials, as well as the representations made by  UCMC in the Merger Agreement.  I have not conducted any independent inquiry or investigation of any matter except as otherwise expressly set forth herein.

My express assumptions and qualifications include the following:  (a) each party, other than the Company, to the Merger Agreement or to any other document I have examined (i) if an entity, is duly organized, validly existing, and in good standing in its jurisdiction of organization and is qualified to do business and licensed in each other jurisdiction necessary to its performance or enforcement thereunder, (ii) has full power and authority and has been duly authorized to execute, deliver, and perform its obligations under each such Merger Agreement, (iii) has satisfied all legal requirements applicable to it to the extent necessary to make each such document enforceable by or against it, and (iv) is properly identified therein; (b) the Merger Agreement has been duly executed and delivered by UCMC and that, other than as to the Company, the Merger Agreement is the legal, valid and binding obligation of each such party, enforceable as written against each such party in accordance with its terms and provisions; (c) each certificate, report, or other document issued by any governmental official, office, or agency concerning any person, asset, property, or status is, and all public records (including their proper indexing and filing) are, accurate, complete, authentic, and current; (d) there has not been any mutual mistake of fact, misunderstanding, fraud, duress, or undue influence, and any requirement of good faith, fair dealing, and conscionability has been met; (e) there are no written or oral agreements or understandings among the parties and there is no usage of trade or course of dealing among the parties, that in either case would define, supplement or qualify any term or provision of the Merger Agreement; and (f) all conditions precedent to the effectiveness of the Merger Agreement have been duly satisfied or waived.

Where reference is made in this opinion letter to matters within my knowledge, or to facts and circumstances known to me, such reference means my actual knowledge.  By actual knowledge, I mean the conscious awareness of information about either fact or law (depending upon usage) of me without undertaking any investigation to determine the existence or absence of any facts, either by me or otherwise.

My opinion is limited to the date hereof.  I do not undertake to advise you of any facts or circumstances occurring or coming to my attention subsequent to the date hereof.

Finally, I am counsel admitted to practice in the in the State of Utah.  As such, I express no opinion as to the applicable laws of any jurisdiction other than those of the State of Utah and the federal laws of the United States, except for my opinion in paragraph 1 below relating to the good standing of the Company in Nevada, which is based solely upon the Good Standing Certificate.  For purposes of this opinion letter, and notwithstanding any contrary provisions of the Merger Agreement, I have assumed that the applicable laws of all other applicable jurisdictions are the same as the laws of the State of Utah.

Iowa Mortgage Professions, Inc.
November 1, 2011

Based upon and subject to the foregoing, I am of the opinion that:

1.           The Company is a corporation organized, validly existing, and in good standing under the laws of the State of Nevada.  The Company has the requisite corporate power to own, lease, and operate its properties and to conduct its business as presently conducted, in each case as known to me based on the Officer Certificate.

2.           The Company has the requisite corporate power and authority to execute, deliver, and perform its obligations under the Merger Agreement.  The execution and delivery of the Merger Agreement and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors, or shareholders is required.  The Merger Agreement has been duly executed and delivered and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3.           The execution, delivery, and performance of the Merger Agreement by the Company and the consummation by the Company of the transactions contemplated thereby, does not and will not result in a violation of:  (i) the Company’s Articles of Incorporation or Bylaws, (ii) to my knowledge, any other agreement, note, lease, mortgage, deed, or other instrument to which the Company is a party or which the Company is bound or affected, or (iii) assuming the accuracy of the factual representations of the Company and the representations of the Company and UCMC in the Merger Agreement, any applicable law, rule, or regulation of the United States or the State of Nevada of which I am aware.

4.           When issued and delivered in accordance with the terms of the Merger Agreement, the PSMH Shares (as defined in the Merger Agreement) (A) will be duly authorized, validly issued, fully paid and nonassessable, and (B) free of any and all liens and changes and anti-dilutive, preemptive or similar rights contained in the Company’s Articles of Incorporation or Bylaws.

5.           To my knowledge and based upon the Officer Certificate, each of the representations and warranties made by the Company and UCMC in the Merger Agreement, and the information contained in the schedules attached to the Merger Agreement pursuant to Article V thereof, are true and correct in all material respects.

6.           Assuming the accuracy of the representations of the Company and UCMC in the Merger Agreement, to my knowledge, no consent or authorization of, filing with, or notice to or registration with, any federal or state government body, regulatory agency, self-regulatory organization or stock exchange or market is required to be obtained by the Company to enter into and perform its obligations under the Merger Agreement.

7.           To my knowledge based solely upon the Officer Certificate, there is no action, suit or proceeding of any nature pending or threatened against the Company, its properties or any of its officers or directors that challenges or seeks to enjoin, alter or materially delay any of the transactions contemplated by the Merger Agreement.

8.           The Company is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Iowa Mortgage Professions, Inc.
November 1, 2011

Very truly yours,

Ronald N. Vance

cc: Ron Hanna, President